UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2014

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2014, Real Goods Solar, Inc. (the “Company”) and its wholly-owned subsidiaries Real Goods Energy Tech, Inc., and Real Goods Trading Corporation (collectively, the “Sellers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with John Schaeffer and Nancy Hensley, as trustees of the John Schaeffer and Nancy Hensley Living Trust (the “Trust”), and RGTC, Inc. (collectively, the “Purchasers”) pursuant to which the Sellers agreed to sell to the Purchasers the Company’s retail and catalog business (the “Hopland Business”) for $1.0 million. The Company completed the sale of the Hopland Business to the Purchasers on December 5, 2014.

The transferred assets include real property and related improvements located in Hopland, California and substantially all other assets associated with the Company’s retail and catalog business, such as inventory, contracts, a warehouse lease, certain trademarks and other intellectual property rights, and accounts receivable. At the closing, the Purchasers assumed certain liabilities of the Company associated with the Hopland Business and the transferred assets.

The Purchase Agreement provides that in the event the Purchasers sell the Hopland Business or the associated real property within 18 months following the closing date, the Purchasers shall pay to the Sellers 50% of the net profits realized. In the event the Purchasers sell the Hopland Business or the associated real property between 18 and 36 months following the closing date, the Purchasers shall pay to the Sellers 25% of the net profits realized.

The Purchasers and the Sellers made representations and warranties and agreed to customary covenants and indemnification obligations in the Purchase Agreement. The Company sold the assets “as-is, where-is” with no warranties or representations except as explicitly provided in the Purchase Agreement.

Mr. Schaeffer has served as a director of the Company since 2008 and served as an officer or executive of the Company or the Hopland Business from 1986 until July 2014. Ms. Hensley is Mr. Schaeffer’s spouse. RGTC, Inc. is wholly-owned by Ms. Hensley and the Trust.

Item 8.01.	Other Events.

On December 8, 2014, the Company issued a press release announcing the completion of the sale of the Hopland Business to the Purchasers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey

Dennis Lacey
Chief Executive Officer Acting Principal Financial Officer

Date: December 9, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on December 8, 2014